SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 31, 2003


                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)


          Indiana                     1-15467                 35-2086905
          -------                     -------                 ----------
 (State of Incorporation)     (Commission File Number)     (I.R.S. Employer
                                                            Identification No.)


  20 N.W. Fourth Street, Evansville, Indiana                     47708
  ------------------------------------------                     -----
   (Address of principal executive offices)                    (Zip Code)



        Registrant's telephone number, including area code (812) 491-4000


                                       N/A
             (Former name or address, if changed since last report.)



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Item 7.  Exhibits
99-1        Vectren Corporation Announces Equity Offering of 6.5 Million Shares

99-2        Selected Financial Data

99-3 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

Item 9.  Regulation FD Disclosure

The following information is furnished to the SEC under Item 9.

On July 31, 2003, Vectren Corporation (the Company) issued a press release that announced it plans to issue 6.5 million new shares of the Company's common stock. The press release is attached to this filing as exhibit 99-1.

Certain selected financial data is attached as exhibit 99-2 and contains income statement and cash flow statement data for the six months ended June 30, 2003 and 2002 and balance sheet data as of June 30, 2003.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               VECTREN CORPORATION
  August 1, 2003


                                      By:  /s/ Robert L. Goocher
                                      ----------------------------------------
                                      Robert L. Goocher
                                      Vice President and Treasurer